Exhibit 1.1

[                                         ] Shares

UNITED PANAM FINANCIAL CORP.

Common Stock

Underwriting Agreement

dated [    ], 2005

JMP SECURITIES LLC

JEFFERIES & COMPANY, INC.

i

(continued)

(continued)

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LIST OF SCHEDULES

SCHEDULE A	LIST OF THE UNDERWRITERS
SCHEDULE B	THE PARTNERS

LIST OF EXHIBITS

EXHIBIT A	FORM OF LEGAL OPINION OF COUNSEL FOR THE COMPANY
EXHIBIT B	FORM OF LEGAL OPINION OF COUNSEL FOR THE SELLING SHAREHOLDER AND THE GENERAL PARTNER
EXHIBIT C	FORM OF LOCK-UP AGREEMENT
EXHIBIT D	FORM OF COMPANY LOCK-UP AGREEMENT
EXHIBIT E	FORM OF SELLING SHAREHOLDER LOCK-UP AGREEMENT

v

Underwriting Agreement

[Date]

JMP SECURITIES LLC

JEFFERIES & COMPANY, INC.

As Representatives of the several Underwriters

c/o JMP SECURITIES LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Ladies and Gentlemen:

Introductory. Pan American Financial, L.P., a Delaware limited partnership (the “Selling Shareholder”) proposes to sell to the underwriters named in Schedule A (the “List of the Underwriters”) attached hereto (collectively, the “Underwriters”) an aggregate of [                    ] shares (the “Firm Offered Shares”) of Common Stock, no par value (the “Common Stock”), of United PanAm Financial Corp., a California corporation (the “Company”) in accordance with the terms and conditions of this Underwriting Agreement (the “Agreement”). Each person named in Schedule B attached hereto (collectively, the “Partners” and each, a “Partner”) has previously designated its portion of the shares of Common Stock of the Company held by the Selling Shareholder, of which PAFGP LLC, a California limited liability company, is the general partner (the “General Partner”), for the offer and sale pursuant to this Agreement. In addition, the Selling Shareholder, has granted to the Underwriters an option to purchase up to an additional [                    ] shares (the “Optional Offered Shares”) of Common Stock, as provided in Section 2 (the “Purchase, Sale, and Delivery of the Offered Shares”). The Firm Offered Shares and, if and to the extent such option is exercised, the Optional Offered Shares are collectively called the “Offered Shares.” JMP Securities LLC (“JMP”) and Jefferies & Company, Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-182368), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits, and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein, any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 433 under the Securities Act, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) thereunder is called the “Prospectus. Each preliminary prospectus, including the prospectus subject to completion dated [        ] included in the registration statement prior to the time such registration statement has become effective (including any supplements thereto) is referred to as a “preliminary prospectus”. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or an Issuer Free Writing Prospectus (as defined in Section 1 (A) below), or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

The Company, the Selling Shareholder and the General Partner hereby confirm their respective agreements with the Underwriters as follows:

Section 1. Representations and Warranties.

A. Representations and Warranties of the Company. The Company hereby represents, warrants, and covenants to each Underwriter as follows:

(a) Compliance with Registration Requirements.

(i) The Registration Statement has been declared effective (and any Rule 462(b) Registration Statement will be declared effective) by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. No order preventing or suspending the use of any preliminary prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Offered Shares has been issued by the Commission.

(ii) Each preliminary prospectus, each Issuer Free Writing Prospectus, if any, and the Prospectus, when filed, complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each preliminary prospectus, as of its date and at all subsequent times, each Issuer Free Writing Prospectus, if any, and the Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, the preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter that is furnished to the Company or the Selling Shareholder or the General Partner in writing by or on behalf of any Underwriter expressly for use therein as identified in Section 8(c) herein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(iii) The preliminary prospectus, as most recently amended or supplemented as of the date hereof, and the Issuer Free Writing Prospectus(es), if any (collectively, the “General Disclosure Package”), when considered together do not include any untrue statement of a material fact or omit to state any statement of a material fact necessary in order to make the statements in the General Disclosure Package, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package made in reliance on and in conformity with information relating to any Underwriter that is furnished to the Company or Selling Shareholder or the General Partner in writing by or on behalf of any Underwriter expressly for use therein as identified in Section 8(c) herein.

(iv) Each Issuer Free Writing Prospectus, as of its issue date, and at all subsequent times through completion of the offering and sale of the Offered Shares, did not, does not and will not include any information in conflict with the information in the Registration Statement, the preliminary prospectus, as most recently amended or supplemented, or the Prospectus.

(v) At the time of the filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

As used in this section and elsewhere in this Agreement an “Issuer Free Writing Prospectus” is a “free writing prospectus,” as defined by Rule 405 of the Securities Act, as further described and governed by Rule 433 of the Securities Act.

(b) Use of Free Writing Prospectuses

(i) Unless the Company obtains the prior consent of the Representatives, it has not and will not make any offer or other communication relating to the Offered Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405, required to be filed with the Commission.

(ii) The Company has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company has satisfied and will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show(s) utilized or to be utilized in relation to the offering or sale of the Offered Shares.

(c) Offering Materials Furnished to the Underwriters. The Company has delivered to the Representatives two complete manually signed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, conformed copies of the Registration Statement (without exhibits), preliminary prospectuses, and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have requested for each of the Underwriters.

(d) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as hereinafter defined) or the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Prospectus, or the Registration Statement.

(e) The Underwriting Agreement. This Agreement has been duly authorized, executed, and delivered by, and assuming the due authorization, execution and delivery thereof by the Representatives, is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as (i) rights to indemnification hereunder may be limited by applicable law and (ii) the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(f) Authorization of the Offered Shares to be Sold by the Selling Shareholder. The Offered Shares to be purchased by the Underwriters from the Selling Shareholder, when issued, were validly issued, fully paid, and non-assessable.

(g) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Shareholder with respect to the Offered Shares included in the Registration Statement, except for such rights as have been duly waived.

(h) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct, or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid, or made by the Company or, except for dividends paid to the Company or its other subsidiaries, any of its subsidiaries on any class of capital stock, or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(i) Independent Accountants. Grobstein, Horwath & Company LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act and the Exchange Act and are registered with the Public Company Accounting Oversight Board. To the knowledge of the Company, Grobstein, Horwath & Company LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(j) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles, as applied in the United States, (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions “Prospectus Summary—Summary Consolidated Financial Data,” “Selected Consolidated Financial Data,” “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” fairly present the information set forth therein on a basis consistent with that of the financial statements contained in the Registration Statement.

(k) Incorporation and Good Standing of the Company and Its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim.

(l) Subsidiaries of the Company. Other than as otherwise disclosed in the Prospectus, the Company does not own or control, directly or indirectly, any corporation, association, or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and UPFC Sub I, Inc., a Delaware corporation.

(m) No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

(n) Capitalization and Other Capital Stock Matters. The authorized, issued, and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). The Common Stock (including the Offered Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock (including the shares of Common Stock owned by Selling Shareholder) have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal, or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal, or other rights to purchase, or equity or debt securities convertible into, exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company’s stock option, stock bonus, and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, and rights.

(o) Lock-up Agreements. The Company, each director and officer of the Company, the Selling Shareholder, and the General Partner has agreed to sign an agreement (the “Lock-up Agreement”) substantially in the form attached hereto as Exhibit C (the “Form of Lock-up Agreement”), Exhibit D (the “Form of Company Lock-up Agreement”), or Exhibit E (the “Form of Selling Shareholder Lock-up Agreement”), as applicable. The Company has provided to counsel for the Underwriters true, accurate, and complete copies of all of the Lock-up Agreements presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers, directors, or other shareholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of JMP.

(p) Stock Exchange Listing. The Common Stock (including the Offered Shares) is registered pursuant to Section 12(g) of the Exchange Act, and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing.

(q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery, and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges, or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation, or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery, and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

(r) No Material Actions or Proceedings. Except as otherwise disclosed in the Prospectus, there is no legal or governmental action, suit or proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective directors or officers or of which any of their respective properties is subject at law or in equity, except for such actions, suits or proceedings that would not reasonably be excepted to result in a Material Adverse Change.

(s) Labor Matters. Except as otherwise disclosed in the Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is threatened or imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers that might be expected to result in a Material Adverse Change.

(t) Intellectual Property Rights. Except as otherwise disclosed in the Prospectus, the Company and its subsidiaries own, possess or can obtain on reasonable terms sufficient trademarks, trade names, patent rights, patents, know-how, collaborative research agreements, inventions, servicemarks, copyrights, licenses, approvals, trade secrets, and other similar rights (collectively, “Intellectual Property Rights”) necessary to conduct their businesses as now conducted, as proposed to be conducted, as described in the Registration Statement, the Prospectus, and any respective amendments or supplements thereto. The expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any Intellectual Property Rights, which singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, might result in a Material Adverse Change. There is no claim being made against the Company or any of its subsidiaries regarding any kind of Intellectual Property Right. To the knowledge of the Company and its subsidiaries, the Company and its subsidiaries do not, in the conduct of their business as now or proposed to be conducted as described in the Prospectus, infringe or conflict with any right or patent of any third party, or any discovery, invention, product, or process which is the subject of a patent application filed by any third party, which such infringement or conflict is reasonably likely to result in a Material Adverse Change.

(u) All Necessary Permits, etc. Except as otherwise disclosed in the Prospectus, the Company and each subsidiary possess such valid and current certificates, authorizations, or permits issued by the appropriate state, federal, or foreign regulatory agencies or bodies necessary to conduct their respective businesses except where the failure to have such certificates, authorizations, or permits would not reasonably be expected to result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(v) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(A)(j) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims, and other defects, except such as otherwise disclosed in the Prospectus or such as would not reasonably be expected to materially and adversely affect the value or use of such property by the Company or its subsidiaries. The real property, improvements, equipment, and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment, or personal property by the Company or such subsidiary.

(w) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state, and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine, or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals, and reserves in the applicable financial statements referred to in Section 1(A)(j) above in respect of all federal, state, and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company.

(x) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, at the First Closing Date, and at the Second Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(y) Sarbanes-Oxley Act Compliance. The Company is in compliance, in all material respects, with all applicable effective provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder.

(z) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”). The Company is not, and after receipt of payment for the Offered Shares will not be, an “investment company,” or an entity “controlled” by an “investment company,” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(aa) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound, and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, general liability, and Directors and Officers liability.

(bb) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action which was designed to, or that might be expected to cause or result in, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Offered Shares. Neither the Company, nor to its knowledge any of its affiliates, has taken, directly or indirectly, any action that stabilized or manipulated the price of any security of the Company.

(cc) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

(dd) Company’s Accounting System. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) Directors and Officers Liability Insurance. The Company shall obtain Directors and Officers liability insurance in the minimum amount of $10,000,000 which shall apply to the offering contemplated hereby.

(ff) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state, or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(gg) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) the Company and its subsidiaries are in compliance with all federal, state, local, and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, and petroleum products (collectively, the “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Materials of Environment Concern (collectively, the “Environmental Laws”), which includes, but is not limited to, compliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or compliance with the terms and conditions thereof, and neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee, or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action, or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees, or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, the “Environmental Claims”), pending or threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) there are no past or present actions, activities, circumstances, conditions, events, or incidents, including, without limitation, the release, emission, discharge, presence, or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law. The Company is not currently aware that it will be required to make future material capital expenditures to comply with Environmental Laws.

(hh) ERISA Compliance. Except as otherwise disclosed in the Prospectus, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries, or their “ERISA Affiliates” (as hereinafter defined) are in compliance in all respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries, or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries, nor any of their ERISA Affiliates has incurred or expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975, or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries, or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

B. Representations and Warranties of the Selling Shareholder and the General Partner. Each of Selling Shareholder and the General Partner represents, warrants and covenants to each Underwriter as follows:

(a) The Underwriting Agreement. This Agreement has been duly authorized, executed, and delivered by or on behalf of the Selling Shareholder and the General Partner, and is a valid and binding agreement of the Selling Shareholder and the General Partner (and, upon a Partnership Distribution, the terms of Section 3(B)(a) (“Agreement Not to Offer or Sell Additional Securities”) will be valid and binding on all of the Partners of the Selling Shareholder), enforceable in accordance with its terms against each of the Selling Shareholder and the General Partner (and upon each of the Partners of the Selling Shareholder upon a Partnership Distribution with respect to Section 3(B)(a)), except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(b) The Custody Agreement and the Power of Attorney. Each of the (i) Custody Agreement signed by the Selling Shareholder and [            ], as custodian (the “Custodian”), relating to the deposit of the Offered Shares to be sold by the Selling Shareholder (the “Custody Agreement”), and (ii) Power of Attorney appointing certain individuals named therein as the Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the “Power of Attorney”), of the Selling Shareholder has been duly authorized, executed, and delivered by the Selling Shareholder and is a valid and binding agreement of the Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Selling Shareholder agrees that the Offered Shares to be sold by the Selling Shareholder on deposit with the Custodian are subject to the interests of the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of the Selling Shareholder, by operation of law, death, or incapacity of the Selling Shareholder or by the occurrence of any other event. If any unexpected event should occur resulting in the complete liquidation or dissolution of the Selling Shareholder before the delivery of the Offered Shares to be sold by the Selling Shareholder hereunder, the certificates evidencing the Offered Shares to be sold by the Selling Shareholder then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this

Agreement as if such death, incapacity, or other unexpected event had not occurred, regardless of whether or not the Custodian shall have received notice thereof.

(c) Title to and Delivery of the Offered Shares to be Sold. The Selling Shareholder has, and on the First Closing Date and the Second Closing Date (as hereinafter defined) will have, good and valid title to all of the Offered Shares which may be sold by the Selling Shareholder pursuant to this Agreement on such date. Delivery of the Offered Shares which are sold by the Selling Shareholder pursuant to this Agreement will pass good and valid title to such Offered Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or other claim.

(d) No Further Consents, Authorization, or Approvals. Except for the exercise by such Selling Shareholder of certain registration rights pursuant to the Second Amended and Restated Registration Rights Agreement dated as of July 26, 2005 (which registration rights have been duly exercised pursuant thereto), no consent, approval, or waiver is required under any instrument or agreement to which the Selling Shareholder or General Partner is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale, or purchase by the Underwriters of any of the Offered Shares which may be sold by such Selling Shareholder under this Agreement or the consummation by the Selling Shareholder or General Partner of any of the other transactions contemplated hereby.

(e) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by each of the Selling Shareholder and the General Partner of, and the performance by the Selling Shareholder of its obligations under, this Agreement, the Custody Agreement, and the Power of Attorney, and the performance by the General Partner of its obligations under this Agreement, and the performance of each of the Partners upon a Partnership Distribution of his/her/its obligations under Section 3(B)(a) (“Agreement Not to Offer or Sell Additional Securities”), will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, the charter or by-laws, trust agreement or other organizational documents of the Selling Shareholder, the General Partner or any of the Partners, or any other agreement or instrument to which the Selling Shareholder, the General Partner or any of the Partners, is a party or by which any of them is bound or under which any of them is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree, or regulation applicable to the Selling Shareholder, the General Partner or any of the Partners, of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over the Selling Shareholder, the General Partner or such Partner. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by the Selling Shareholder, the General Partner or any of the Partners of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

(f) No Registration or Other Similar Rights. Other than as described in the Registration Statement, neither the Selling Shareholder nor the General Partner has any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for (i) shares that are included in the Registration Statement, and (ii) shares covered by registration rights that have been duly waived in regards to this offering and are described in the Prospectus under “Selling Shareholder—Registration Rights Agreement”.

(g) No Warrants, Options, or Other Rights. Neither the Selling Shareholder nor the General Partner directly owns any warrants, options, or similar rights to acquire, any neither has any right or arrangement to acquire, any capital stock, right, warrants, options, or other securities from the Company, other than those described in the Prospectus.

(h) Disclosure Made by the Selling Shareholder and the General Partner in the Prospectus. All information furnished by or on behalf of the Selling Shareholder or the General Partner or any of the Partners in writing expressly for use in the (i) Registration Statement is, and on the First Closing Date and the Second Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the Second Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) Prospectus is, and on the First Closing Date and the Second Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the Second Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Selling Shareholder and the General Partner confirms as accurate the number of shares of Common Stock set forth opposite the Selling Shareholder’s name in the Prospectus under the caption “the Selling Shareholder” (both prior to and after giving effect to the sale of the Offered Shares). The General Partner confirms as accurate the number of shares of Common Stock set forth opposite the General Partner’s name and the information in the applicable footnotes in the Prospectus under the caption “Principal Shareholders” and confirms as accurate the number of shares of Common Stock regarding each Partner in the Prospectus under the caption “Selling Shareholder.”

(i) No Price Stabilization or Manipulation. Neither the Selling Shareholder nor the General Partner has taken and neither will any of them take, directly or indirectly, any action which was designed to, or that might be expected to cause or result in, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Offered Shares. Neither the Selling Shareholder nor the General Partner has taken, directly or indirectly, any action that stabilized or manipulated the price of any security of the Company.

(j) Confirmation of the Company’s Representations and Warranties. Each of the Selling Shareholder and the General Partner has no reason to believe that the representations and warranties of the Company contained in Section 1(A) (the “Representations and Warranties of the Company”) hereof are not true and correct, is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition, or information not disclosed in the Registration Statement or the Prospectus which has had or may have a Material Adverse Change and is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

(k) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the Selling Shareholder’s nor the General Partner’s execution and delivery of this Agreement or the sale by the Selling Shareholder of the Offered Shares.

(l) Distribution of Offering Materials by the Selling Shareholder or the General Partner. Neither the Selling Shareholder nor the General Partner has distributed and neither will distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Prospectus, or the Registration Statement.

Any certificate signed by or on behalf of the Selling Shareholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Selling Shareholder to each Underwriter as to the matters covered thereby. Any certificate signed by or on behalf of the General Partner and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the General Partner to each Underwriter as to the matters covered thereby.

Section 2. Purchase, Sale and Delivery of the Offered Shares.

(a) The Firm Offered Shares. The Selling Shareholder agrees to sell to the several Underwriters the Firm Offered Shares upon the terms set forth herein On the basis of the representations, warranties, and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Selling Shareholder the respective number of Firm Offered Shares set forth opposite its name on Schedule A (the “List of the Underwriters”) attached hereto. The purchase price per Firm Offered Share to be paid by the several Underwriters to the Selling Shareholder shall be $[            ] per share.

(a) The First Closing Date. Delivery of certificates for the Firm Offered Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111 (or such other place as may be agreed to by the Company and the Representatives) at 6:00 a.m. San Francisco time, on [            ], or such other time and date not later than 10:30 a.m. San Francisco time, on [            ] as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”); provided, however, that if the Company has not made available to the Representatives copies of the Prospectus within the time provided in Section 2(d) (the “Payment for the Offered Shares”) and Section 3(A)(d) (the “Copies of Any Amendments and Supplements to the Prospectus”) hereof, the Representatives may, in their sole discretion, postpone the First Closing Date until no later that two (2) full business days following delivery of copies of the Prospectus to the Representatives. The Company and the Selling Shareholder hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Shareholder or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10 (the “Default of One or More of the Several Underwriters”).

(b) The Optional Offered Shares; the Second Closing Date. In addition, on the basis of the representations, warranties, and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Shareholder hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [            ] Optional Offered Shares from the Selling Shareholder at the purchase price per share to be paid by the Underwriters for the Firm Offered Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Offered Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Selling Shareholder (with a copy to the Company), which notice may be given at any time within thirty (30) days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Offered Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Offered Shares are to be registered, and (iii) the time, date, and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date, and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Offered Shares and the Optional Offered Shares). Such time and date of delivery of the Optional Offered Shares, if subsequent to the First Closing Date, is called the “Second Closing Date” and shall be determined by the Representatives and shall not be earlier than three (3) nor later than five (5) full business days after delivery of such notice of exercise. If any Optional Offered Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Offered Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Offered Shares to be purchased as the number of Firm Offered Shares set forth on Schedule A (the “List of the Underwriters”) attached hereto opposite the name of such Underwriter bears to the total number of Firm Offered Shares and (b) the Selling Shareholder agrees to sell the number of Optional Offered Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine). The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Selling Shareholder (with a copy to the Company).

(c) Public Offering of the Offered Shares. The Representatives hereby advise the Company and the Selling Shareholder that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d) Payment for the Offered Shares. Payment for the Offered Shares to be sold by the Selling Shareholder shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Custodian.

It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Offered Shares and any Optional Offered Shares that the Underwriters have agreed to purchase. JMP, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

The Selling Shareholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties, and other similar taxes, if any, payable upon the sale or delivery of the Offered Shares to be sold by the Selling Shareholder to the several Underwriters, or otherwise in connection with the performance of such Selling Shareholder’s obligations hereunder, and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to the Selling Shareholder hereunder and to hold such amounts for the account of the Selling Shareholder with the Custodian under the Custody Agreement.

(e) Delivery of the Offered Shares. The Selling Shareholder shall deliver, or cause to be delivered, a credit representing the Firm Offered Shares to an account or accounts at The Depository Trust Company as designated by the Representatives for the accounts of the Representatives and the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Selling Shareholder shall also deliver, or cause to be delivered, a credit representing the Optional Offered Shares that the Representatives and the Underwriters have agreed to purchase to an account or accounts at The Depository Trust Company as designated by the Representatives for the accounts of the Representatives and the several Underwriters, at the Second Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Notwithstanding the foregoing, to the extent the Representatives so elect at least three (3) full business days prior to the First Closing Date or the Second Closing Date, as the case may be, the Selling Shareholder shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Firm Offered Shares and the Optional Offered Shares the Underwriters have agreed to purchase from it at the First Closing Date or the Second Closing Date, as the case may be. In such case, the certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two (2) full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in San Francisco as the Representatives may designate.

(f) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date that the Offered Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

Section 3. Additional Covenants.

A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a) Representative’s Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173 under the Securities Act) is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, including any proposed Issuer Free Writing Prospectus, and the Company shall not file any such proposed amendment or supplement, or use or file any proposed Issuer Free Writing Prospectus, to which the Representatives reasonably object.

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Prospectus, and any Issuer Free Writing Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus, or the Prospectus, or of any proceedings to remove, suspend, or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threat or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, and 433, as applicable, under the Securities Act and will use its best efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Amendments and Supplements to the Prospectus and Free Writing Prospectuses and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus or any Issuer Free Writing Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus or Free Writing Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters, it is otherwise necessary to amend or supplement the Prospectus or Free Writing Prospectus to comply with the law, the Company agrees to promptly prepare (subject to Section 3(A)(a) (the “Representatives’ Review of Proposed Amendments and Supplements”)), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus or Free Writing Prospectus so that the statements in the Prospectus or Free Writing Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus or Free Writing Prospectus is delivered to a purchaser, be misleading or so that the Prospectus or Free Writing Prospectus, as amended or supplemented, will comply with law.

(d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Representatives may reasonably request.

(e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws, Canadian provincial securities laws, or the securities laws of those jurisdictions designated by the Representatives, and will make such applications, file such documents, and furnish such information as may be required for that purpose. The Company shall comply with such laws and shall continue such qualifications, registrations, and exemptions in effect so long as required to continue such qualifications for so long a period as the Representatives may request for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it is not presently subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale, or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose. In the event of the issuance of any order suspending such qualification, registration, or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f) Notice of Subsequent Events Affecting the Market Price of the Common Stock or Offered Shares. If at any time during the ninety (90) day period after the Registration Statement becomes effective, any rumor, publication, or event relating to or affecting the Company shall occur, as a result of which, in the sole opinion of the Representatives in their sole discretion, the market price of the Offered Shares or Common Stock has been or is likely to be adversely affected (regardless of whether such rumor, publication, or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from the Representatives advising the Company to the effect set forth above, forthwith prepare, consult with the Representatives concerning the substance of and disseminate a press release, or other public statement, satisfactory to the Company and the Representatives, responding to or commenting on such rumor, publication, or event.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

(h) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(i) Earnings Statement. As soon as practicable, the Company will make generally available to its securityholders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act.

(j) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

(k) Agreement Not to Offer or Sell Additional Securities. During the period of one hundred twenty (120) days following the date of the Prospectus (the “Lock-up Period”), the Company will not, without the prior written consent of JMP (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including without limitation any short sale), grant any security in, pledge, hypothecate, hedge, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), or otherwise dispose of any shares of Common Stock of the Company or securities convertible into, exchangeable, or exercisable for Common Stock or any securities that relates to or derives any significant part of its value from the Securities (as defined in Exhibit D (the “Form of Company Lock-up Agreement”) attached hereto); provided, however, that the Company may issue (i) options to purchase its Common Stock pursuant to any stock option plan, stock bonus, or other stock plan or arrangement approved by the Board of Directors of the Company and described in the Prospectus, or (ii) Common Stock upon the exercise of such options described in clause (i). Furthermore, in the event of a Partnership Distribution (as defined in Section 3(B)(a)(iv)), the Company shall take all reasonably necessary and proper actions to effectuate the agreements set forth in Section 3(B)(a) (“Agreement Not to Offer or Sell Additional Securities”) herein and ensure that each of the Partners of the Selling Shareholder are bound by, and the Securities (as defined in Exhibit D (the “Form of Company Lock-up Agreement”) attached hereto) as held, directly or indirectly, by each of the Partners of the Selling Shareholder upon a Partnership Distribution remain subject to, the terms set forth in Section 3(B)(a) (“Agreement Not to Offer or Sell Additional Securities”) herein.

(l) Future Reports to the Representatives. During the period of five (5) years hereafter, the Company will furnish to the Representatives at JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Attention: [                    ]: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders’ equity, and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants, (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other report filed by the Company with the Commission, the NASD, or any securities exchange, and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided, however, that no such documents need be provided to the extent they are available, at no cost, through the Commission’s EDGAR database.

(m) Exchange Act Compliance. The Company will file all documents required to be filed with the Commission pursuant to Section 13, 14, or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(n) Sarbanes-Oxley Act Compliance. The Company will remain in compliance, in all material respects, with all applicable effective provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder.

B. Covenants of the Selling Shareholder and the General Partner. Each of the Selling Shareholder and the General Partner further covenants and agrees with each Underwriter:

(a) Agreement Not to Offer or Sell Additional Securities.

(i) The Selling Shareholder will not, without the prior written consent of JMP (which consent may be withheld in its sole discretion), except for the portion of the Common Stock owned by the undersigned subject to the Offering pursuant to the underwriting arrangements, and except for a distribution of 45,269 shares to be distributed to a former limited partner of the Selling Shareholder on or about December 31, 2005 (the “Withdrawing Partner Distribution”), directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale of (including without limitation short sale), grant any security interest in, pledge, hypothecate, hedge, transfer, or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), or otherwise dispose of any Common Stock or Securities (as defined in Exhibit E (the “Form of Selling Shareholder Lock-up Agreement”) attached hereto) or any security or securities that relates to or derives any significant part of its value from Common Stock or Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (collectively, a “Disposition”), or publicly announce the undersigned’s intention to do any of the foregoing, during the Lock-up Period. Furthermore, the Selling Shareholder also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the Securities held by the Selling Shareholder except in compliance with this restriction.

(ii) The General Partner will not, without the prior written consent of JMP (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including without limitation any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) of any shares of Common Stock or any Securities (as defined in Exhibit C (the “Form of Lock-up Agreement”) attached hereto) currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing, during the Lock-Up Period. Furthermore, the General Partner also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the Securities held by the General Partner except in compliance with this restriction.

(iii) The foregoing restrictions have been expressly agreed to preclude each of the Selling Shareholder and the General Partner from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than the Selling Shareholder or the General Partner. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to, or derives any significant part of its value from Securities.

(iv) In the event that, prior to the expiration of the Lock-up Period, there is a distribution or a series of distributions (collectively, a “Partnership Distribution”), by the Selling Shareholder to any of its Partners of Securities (as defined in Exhibit E (the “Form of Selling Shareholder Lock-up Agreement”) attached hereto), other than the Withdrawing Partner Distribution, each of the Selling Shareholder and General Partner agrees that such Securities shall remain subject to the lock-up provisions set forth in this Section 3(B)(a) as held, directly or indirectly, by each Partner of the Selling Shareholder and that the Selling Shareholder and General Partner shall take all necessary and proper actions to enforce the terms set forth in this Section 3(B)(a) upon a Partnership Distribution to ensure that each of the Partners of the Selling Shareholder shall be bound by the terms of this Section 3(B)(a). Upon a Partnership Distribution, the Lock-up Period shall apply to the Securities as held by the Partners of the Selling Shareholder on a pro rata basis. Furthermore, upon a Partnership Distribution, the Selling Shareholder also agrees and consents to, and shall ensure, the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the Securities held, directly or indirectly, by the Partners of the Selling Shareholder as a result of a Partnership Distribution except in compliance with this restriction.

(b) Delivery of Form W-9. To deliver to the Representatives or the custodian, as applicable, prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 for each of the Selling Shareholder and the General Partner.

(c) Notification of Untrue Statements, etc. If, at any time prior to the date on which the distribution of the Offered Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, either the Selling Shareholder or the General Partner has knowledge of the occurrence of any event as a result of which (i) the Registration Statement, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Selling Shareholder or the General Partner will promptly notify the Company and the Representatives.

JMP, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company, the Selling Shareholder, or the General Partner of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Offered Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company, the Selling Shareholder, the

General Partner and the Partners set forth in Section 1(A) (the “Representations and Warranties of the Company”) and Section 1(B) (the “Representations and Warranties of the Selling Shareholder and the General Partner”) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Offered Shares, as of the Second Closing Date as though then made, to the timely performance by the Company, the Selling Shareholder, and the General Partner of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Original Comfort Letter. On the date hereof, the Representatives shall have received from Grobstein, Horwath & Company LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives (the “Original Letter”). Such Original Letter shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act, (ii) set forth their opinion with respect to their examination of the consolidated balance sheet of the Company as of December 31, 2004 and related consolidated statements of operations, shareholders’ equity, and cash flows for the twelve (12) months ended December 31, 2004, (iii) state that Grobstein, Horwath & Company LLP has performed the procedures set out in Statement on Auditing Standards (“SAS”) No. 100 for a review of interim financial information for each of the quarters in the third-quarter period ended September 30, 2005 (the “Quarterly Financial Statements”), (iv) state that in the course of such review, nothing came to their attention that leads them to believe that any material modifications need to be made to any of the Quarterly Financial Statements in order for them to be in compliance with GAAP consistently applied across the periods presented, and (v) address other matters agreed upon by Grobstein, Horwath & Company LLP and the Underwriters.

(b) Accountants’ Bring-down Comfort Letter. The Representatives shall have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter from Grobstein, Horwath & Company LLP addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and based upon the procedures described in the Original Letter, but carried out to a date not more than three (3) business days prior to the First Closing Date or the Second Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the First Closing Date or the Second Closing Date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data, or information. The Representatives shall have received an additional five (5) conformed copies of such accountants’ letter for each of the several Underwriters.

If the letter shall disclose any change in the condition (financial or otherwise), earnings, operations, business, or business prospects of the Company and its subsidiaries, considered as one entity, from that set forth in the Registration Statement or Prospectus, which, in the sole judgment of the Representatives, is material and adverse and that makes it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the public offering of the Offered Shares as contemplated by the Prospectus, then this condition in this Section 4(b) shall be deemed not satisfied, and the Representatives may terminate this Agreement in accordance with the last paragraph of this Section 4.

(c) Compliance with Registration Requirements; No Stop Order; No Objection from the NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Offered Shares, prior to the Second Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

(ii) to the extent the Company elects to use a Term Sheet or Issuer Free Writing Prospectus prior to the Closing Date, the Company shall have filed such Term Sheet and/or Issuer Free Writing Prospectus with the Commission in the manner and within the time period required by Rule 433 and Rule 424(b);

(iii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or are pending, contemplated, or threatened by the Commission;

(iv) any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or any incorporated document or otherwise) shall have been complied with to the satisfaction of Underwriters’ Counsel; and

(v) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Offered Shares, prior to the Second Closing Date, in the judgment of the Representatives, there shall not have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, earnings, operations, business, or prospects, whether or not arising from transaction in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, from that set forth in the Registration Statement or Prospectus, which, in the sole judgment of the Representatives, is material and adverse and that makes it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the public offering of the Offered Shares as contemplated by the Prospectus;

(e) Opinion of Counsel to the Company. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of Manatt, Phelps & Phillips, LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached hereto as Exhibit A (the “Form of Legal Opinion of Counsel for the Company”) The Representatives shall have received such additional number of conformed copies of such counsel’s legal opinion as the Representatives may request for each of the several Underwriters.

(f) Opinion of Counsel for the Selling Shareholder and the General Partner. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of King, Holmes, Paterno & Berliner, LLP, counsel for the Selling Shareholder and the General Partner dated as of such Closing Date, the form of which is attached hereto as Exhibit B (the “Form of Legal Opinion of Counsel for the Selling Shareholder and the General Partner”). The Representatives shall have received such additional number of conformed copies of such counsel’s legal opinion as the Representatives may request for each of the several Underwriters.

(g) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of

Kirkpatrick & Lockhart Nicholson Graham LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Representatives, and the Representatives shall have received such additional number of conformed copies of such counsel’s legal opinion as the Representatives may request for each of the several Underwriters. The Company shall have furnished to such counsel such documents as such may have requested for the purpose of enabling them to pass upon such matters.

(h) Officers’ Certificate. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (c)(iii) (“Compliance with Registration Requirements; No Stop Order; No Objection from NASD”) and subsection (d) (“No Material Adverse Change”) of this Section 4, and further to the effect that:

Subsequent to the respective dates as of which information is given in the preliminary prospectus, Registration Statement and Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries, considered as one entity, (b) any transaction that is material to the Company and its subsidiaries, considered as one entity, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries, considered as one entity, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness that is material to the Company and its subsidiaries, considered as one entity, (e) any dividend or distribution of any kind declared, paid, or made on the capital stock of the Company or any of its subsidiaries, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business, or business prospects of the Company and its subsidiaries, considered as one entity;

(i) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, (a) the preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, including, and the incorporated documents, when such incorporated documents became effective or were filed with the Commission, contained all material information required to be included therein by the Securities Act or the Exchange Act, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act, as the case may be; (b) the Registration Statement and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation shall not apply to statements in or omissions from the Registration Statement and/or any amendments or supplements thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Selling Shareholder or the General Partner in writing by or on behalf of any Underwriter expressly for use therein as identified in Section 8(c) herein; (c) the preliminary prospectus, the Prospectus and any amendments or supplements thereto, and any Issuer Free Writing Prospectuses, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (d) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

(ii) the representations, warranties, and covenants of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(i) Selling Shareholder’s Certificate. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received a written certificate executed by the Selling Shareholder, dated as of such Closing Date, to the effect that:

(i) the representations, warranties, and covenants of the Selling Shareholder set forth in Section 1(B) (the “Representations and Warranties of the Selling Shareholder and the General Partner”) are true and correct with the same force and effect as though expressly made by the Selling Shareholder on and as of such Closing Date; and

(ii) the Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

(j) Selling Shareholder’s Documents. At least three (3) business days prior to the date hereof, the Selling Shareholder shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by the Selling Shareholder and such further information, certificates, and documents as the Representatives may request.

(k) Lock-Up Agreement from the Company, the Selling Shareholder, the General Partner and the Directors and Officers of the Company. On the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit C (the “Form of Lock-up Agreement”) attached hereto from each officer and director of the Company and the General Partner. On the date hereof, the Company shall also have furnished to the Representatives an agreement in the form of Exhibit D (the “Form of Company Lock-up Agreement”) attached hereto and an agreement in the form of Exhibit E (the “Form of Selling Shareholder Lock-up Agreement”) attached hereto from the Selling Shareholder. Such agreements shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

(l) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents, and opinions as they may require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Shareholder at any time on or prior to the First Closing Date and, with respect to the Optional Offered Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5 (the “Payment of Expenses”), Section 6 (the “Reimbursement of Underwriters’ Expenses”), Section 8 (“Indemnification”), Section 9 (“Contribution”), and Section 12 (the “Representations and Indemnities to Survive Delivery”) shall at all times be effective and shall survive such termination.

Section 5. Payment of Expenses. The Selling Shareholder agrees to pay all costs, fees, and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer, and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants, and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping, and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents, and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees, and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey,” or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Offered Shares, (viii) the fees and expenses associated with including the Offered Shares on the Nasdaq National Market, (ix) all costs and expenses incident to the travel and accommodation of the Company’s employees on the “roadshow,” and (x) all other fees, costs, and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 5, Section 6 (the “Reimbursement of Underwriters’ Expenses”), Section 8 (“Indemnification”), and Section 9 (“Contribution”) hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

The Selling Shareholder further agrees with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for the Selling Shareholder, (ii) fees and expenses of the Custodian, and (iii) expenses and taxes incident to the sale and delivery of the Offered Shares to be sold by the Selling Shareholder to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 (the “Purchase, Sale, and Delivery of the Offered Shares”)).

This Section 5 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Shareholder, on the other hand.

Section 6. Reimbursement of the Underwriters’ Expenses.

If this Agreement is terminated by the Representatives pursuant to Section 4 (the “Conditions of the Obligations of the Underwriters’), Section 7 (the “Effectiveness of this Agreement”),

Section 10 (the “Default of One or More of the Several Underwriters’), Section 11 (the “Termination of this Agreement”) or Section 17 (the “Failure of the Selling Shareholders to and Deliver Offered Shares”), or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Shareholder to perform any agreement herein or to comply with any provision hereof, the Selling Shareholder agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including, without limitation, fees and disbursements of counsel, printing expenses, travel and accommodation expenses, postage, facsimile, and telephone charges.

Section 7. Effectiveness of this Agreement.

This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto, and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or the Selling Shareholder to any Underwriter, except that the Selling Shareholder shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 5 (the “Payment of Expenses”) and Section 6 (the “Reimbursement of the Underwriters”) hereof, (b) any Underwriter to the Company or the Selling Shareholder, or (c) any party hereto to any other party except that the provisions of Section 8 (“Indemnification”) and Section 9 (“Contribution”) shall at all times be effective and shall survive such termination.

Section 8. Indemnification.

(a) Indemnification of the Underwriters.

(i) The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any Loss (as hereinafter defined) to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Offered Shares, and including, without limitation, statements communicated to securities analysts employed by the Underwriters; or (vi) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii), (iv), or (v) above, provided, however, that the Company shall not be liable under this clause (vi) to the extent that a court of competent jurisdiction shall have determined by a final judgment that Loss resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by JMP) as such expenses are incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising, or paying any such Loss; provided, however, that the foregoing indemnity and reimbursement agreement shall not apply to any Loss to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Selling Shareholder or the General Partner by any Underwriter expressly for use in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) as identified by Section 8(c) herein; provided, further, that with respect to any preliminary prospectus or Issuer Free Writing Prospectus, the foregoing indemnity and reimbursement agreement shall not inure to the benefit of any Underwriter from whom the person asserting any Loss purchased Offered Shares, or any person controlling such Underwriter, if copies of the Prospectus and any Issuer Free Writing Prospectus were timely delivered to the Underwriter pursuant to Section 2 (the “Purchase, Sale, and Delivery of the Offered Shares”) and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and any Issuer Free Writing Prospectus was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such Loss. “Loss” shall be defined as any loss, claim, damage, liability, expense, or action, as incurred, suffered by the specified person (collectively, the “Losses”). The indemnity and reimbursement agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Selling Shareholder may otherwise have.

(ii) Each of the Selling Shareholder and the General Partner, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any Loss to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in the case of subparagraphs (i) and (ii) of this Section 8(a)(ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or such Underwriter by the Selling Shareholder, the General Partner or any of the Partners directly or through the Selling Shareholder’s, the General Partner’s or any Partner’s representatives, specifically for use in the preparation thereof; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Selling Shareholder or the General Partner contained herein; or (iv) in whole or in part upon any failure of the Selling Shareholder, the General Partner or any of the Partners to perform their respective obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any Loss arising out of or based upon any matter covered by clause (i), (ii), (iii) or (iv) above, provided that the Selling Shareholder or the General Partner shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such Loss resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by JMP) as such expenses are incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising, or paying any such Loss; provided, however, that the foregoing indemnity and reimbursement agreement shall not apply to any Loss to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Selling Shareholder or the General Partner by any Underwriter expressly for use in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) as identified in Section 8(c) herein; and

provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any Loss had purchased Offered Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 (the “Purchase, Sale, and Delivery of the Offered Shares”) and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such Loss, and provided, further, that, except as it relates to any failure to perform the obligations set forth in Sections 3(A)(k) and 3(B)(a), the liability of the Selling Shareholder and the General Partner under the foregoing indemnity agreement shall be limited to an amount equal to the initial public offering price of the Offered Shares sold by the Selling Shareholder, less the underwriting discount, as set forth on the front cover page of the Prospectus. The indemnity and reimbursement agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Selling Shareholder or the General Partner may otherwise have.

(b) Indemnification of the Company, Its Directors and Officers and the Selling Shareholder. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers, the Selling Shareholder, and each person, if any, who controls the Company or the Selling Shareholder, within the meaning of the Securities Act or the Exchange Act, against any Loss to which the Company, or any such director, officer, the Selling Shareholder, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue or alleged untrue statement of a material fact contained in the any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company or the Selling Shareholder or the General Partner by any Underwriter expressly for use therein as identified by Section 8(c) herein; and to reimburse the Company, or any such director, officer, the Selling Shareholder, or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, the Selling Shareholder, or controlling person in connection with investigating, defending, settling, compromising, or paying any such Loss. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have. The obligation of the Underwriters to indemnify any director, officer, or the Selling Shareholder or controlling person for aggregate Losses shall not exceed $[            ].

(c) Information Provided by the Underwriters. Each of the Company, the Selling Shareholder, the General Partner, the Partners and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in (a) the table following the first paragraph, and (b) the third, fourth, eleventh and twelfth paragraphs, each under the caption “Underwriting” in the Prospectus, and the Underwriters confirm that such statements are correct.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a proximate result of such failure and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (JMP in the case of Section 8(b) and Section 9 (“Contribution”)), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise, or consent to the entry of judgment in any pending or threatened action, suit, or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise, or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit, or proceeding, and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party.

Section 9. Contribution.

If the indemnification provided for in Section 8 (“Indemnification”) is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any Loss referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any Loss referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholder, the General Partner and the Partners on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Shareholder, the General Partner and the Partners on the one hand, and the Underwriters, on the other hand, in connection with the statements, omissions, or inaccuracies in the representations and warranties herein which resulted in such Loss, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholder, the General Partner and the Partners on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, the Selling Shareholder, the General Partner and the Partners and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company, the Selling Shareholder, the General Partner and the Partners on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, the Selling Shareholder, the General Partner and the Partners on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

The amount paid or payable by an indemnified party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d) (“Notifications and Other Indemnification Procedures”), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.

The Company, the Selling Shareholder, the General Partner and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A (the “List of Underwriters”) attached hereto. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Any Loss for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such Loss is incurred, but in all cases, no later than forty-five (45) days of invoice to the indemnifying party.

Section 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed ten percent (10%) of the aggregate number of the Offered Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Offered Shares set forth opposite their respective names on Schedule A (the “List of Underwriters”) attached hereto bears to the aggregate number of Firm Offered Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds ten percent (10%) of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Shares are not made within forty-eight (48) hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5 (the “Payment of Expenses”), Section 6 (the “Reimbursement of Underwriters’ Expenses”), Section 8 (“Indemnification”), and Section 9 (“Contribution”) shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11. Termination of This Agreement. Prior to the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Shareholder if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq National Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial, or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident, or other calamity of such character as in the sole judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company, the Selling Shareholder, the General Partner or the Partners to any Underwriter, except that the Company, the Selling Shareholder and the General Partner shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 5 (the “Payment of Expenses”) and Section 6 (the “Reimbursement of Underwriters’ Expenses”) hereof, (b) any Underwriter to the Company, the Selling Shareholder, the General Partners or the Partners or (c) any party hereto to any other party except that the provisions of Section 8 (“Indemnification”) and Section 9 (“Contribution”) shall at all times be effective and shall survive such termination.

Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholder, of the General Partner, of the Partners and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, or directors or any controlling person, or the Selling Shareholder, the General Partner or the Partners, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Facsimile: (415) 263-1337

Attention: [                                ]

with a copy to:

Kirkpatrick & Lockhart Nicholson Graham LLP

10100 Santa Monica Blvd., Seventh Floor

Los Angeles, CA 90067

Facsimile: (310) 552-5001

Attention: Thomas J. Poletti, Esq.

If to the Company:

United PanAm Financial Corp.

3990 Westerly Place, Suite 200

Newport Beach, CA 92660

Facsimile: (949) 224-1910

Attention: Ray Thousand

                 Chief Executive Officer

with a copy to:

Manatt, Phelps & Phillips, LLP

695 Town Center Drive, 14th Floor

Costa Mesa, CA 92626

Facsimile: (714) 371-2595

Attention: John Grosvenor, Esq.

If to the Selling Shareholder or the General Partner to the address as listed on Schedule B attached hereto, with a copy to:

Garland Koch

Executive Vice President and CFO

United PanAm Financial Corp.

3990 Westerly Place, Suite 200

Newport Beach, CA 92660

Facsimile: (949) 224-1910

And with a copy to:

King, Holmes, Paterno & Berliner, LLP

1900 Avenue of the Stars, Suite 2500

Los Angeles, California 90067

Facsimile: (310)282-8903

Attention: Keith Holmes, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 (the “Default of One or More of the Several Underwriters”), and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 (“Indemnification”) and Section 9 (“Contribution”), and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 16. Governing Law Provisions.

(a) Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(b) Consent to Jurisdiction. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action, or proceeding. Service of any process, summons, notice, or document by mail to such party’s address set forth above shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action, or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 17. Failure of the Selling Shareholder to Sell and Deliver Offered Shares. If the Selling Shareholder shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by the Selling Shareholder at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Shareholder, terminate this Agreement without any liability on the part of any Underwriter or, except as set forth in Section 5 (the “Payment of Expenses”), Section 6 (the “Reimbursement of Underwriters’ Expenses”), Section 8 (“Indemnification”), and Section 9 (“Contribution”), the Company or the Selling Shareholder. If the Selling Shareholders fails to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by the Selling Shareholder pursuant to this Agreement at the First Closing Date or the Second Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Shareholder, to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 (“Indemnification”) and the contribution provisions of Section 9 (“Contribution”), and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs, and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

UNITED PANAM FINANCIAL CORP.

By:
Name: Ray Thousand
Title: Chief Executive Officer

PANAMERICAN FINANCIAL, L.P.

By: PAFGP, LLC., its general partner

By:
Name: Guillermo Bron
Title: Managing Member

PAFGP, LLC

By:
Name: Guillermo Bron
Title: Managing Member

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in San Francisco, California as of the date first above written.

JMP SECURITIES LLC

JEFFERIES & COMPANY, INC.

Acting as Representatives of the

several Underwriters named in

the Schedule A (the “List of the

Underwriters”) attached hereto.

By JMP SECURITIES LLC

By:
Carter D. Mack
Managing Director

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